Exhibit 10.22
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of the ____ day of July 2009 by ARTISANAL CHEESE, LLC, a New York limited liability company with an address at 500 West 37th Street, 2nd Floor, New York, New York  10018 (“Borrower”), in favor of each of several Lenders signatory hereto (each such Lender, a “Lender” and, collectively, the “Lenders”).

W I T N E S S E T H :

This Agreement is made pursuant to the Bridge Note of even date herewith executed by the Company in favor of the Lenders (the “Bridge Note”) pursuant to which the Company agrees to repay the Lenders that amount which each Lender has loaned respectively to the Company thereunder including all principle and interest owed by the Company through the date of the repayment thereof.

The Company and each Lender hereby agrees as follows:

WHEREAS, Borrower is indebted to the Lenders for certain payments under the Bridge Note; and

WHEREAS, it is a condition of the Bridge Note that Borrower execute and deliver this Agreement to the Lenders to secure Borrower’s obligations thereunder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           As used in this Agreement, the term “Collateral” means all assets, accounts, goods, general intangibles (excluding any and all patents, trademarks and copy rights—registered or unregistered—trade secrets, domain name and addresses, and intellectual property licenses), inventory, furniture, fixtures, tools, equipment, materials, supplies, instruments, securities, chattel paper, contract rights, general intangibles, credits, claims and other property, rights and interests owned by Borrower, together with all additions and accession thereto, all substitutions and replacements therefore, and all proceeds and products thereof, whether now or hereafter existing or now owned or hereafter acquired, wherever located, of every kind and description.

2.           As used in this Agreement, the term “Liability” or “Liabilities” means all present and future obligations of Borrower to the Lenders, whether direct or indirect, joint or several, otherwise secured or unsecured, primary or secondary, absolute or contingent, which are due or that may become due under the Note.

3.           To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities, the Borrower hereby assigns, conveys, mortgages, pledges, transfers and grants to the Lenders a security interest in and too all of the Collateral subject to any prior properly perfected security interest.

4.           The Borrower represents that the Collateral and its books and records relating to the Collateral are located at the address of Borrower set forth above.  The Borrower covenants and agrees that it will promptly notify the Lenders in writing of any change of such location.

5.           Except for those properly perfected security interests previously disclosed to Lenders, the Borrower represents, warrants and covenants that:  (a) it is the sole owner of the Collateral, free and clear of any liens, security interests, charges or encumbrances; (b) it has the right to grant the security interest created by this Agreement; (c) no financing statements, or other instruments of similar effect, covering all or any part of the Collateral are on file in any recording office; (d) it is a limited liability company, duly organized, validly existing and in good standing in the place of its organization, and the execution and delivery of this Agreement and the Bridge Note have been duly authorized by all necessary corporate action; (e) it is and will continue to be eligible to do business and is otherwise in good standing in all jurisdictions where it owns property or transacts business, except to the extent that the failure to be eligible or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect; (f) it is and will continue to be in compliance with all applicable laws, statutes, rules and regulations, including without limitation, those concerning the environment, employee pension and benefit plans and the payment of taxes, assessments and other governmental charges, except to the extent that the failure to comply could not, in the aggregate, reasonably be expected to have a material adverse effect; and (g) neither this Agreement nor any other document delivered by the Borrower to the Lenders contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made as of the date made or deemed made.

6.           The Borrower covenants and agrees that, until its obligations under the Bridge Note have been paid or fulfilled in full: (a) it will defend the Collateral against the claims and demands of all persons; (b) it will not sell, lease, encumber, remove, conceal, grant or permit any security interest in the Collateral, nor part with possession of any thereof, nor permit the same to be used in violation of any law or ordinance; (c) it will maintain the Collateral in good condition and repair at its sole expense; (d) it will pay all taxes levied on the Collateral, and will make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required by law and will execute and deliver to the Lenders, on reasonable demand, appropriate certificates attesting to such payment or deposit; (e) the Collateral shall not become subject to any purchase money or superior lien or security interest, except in favor of the Lenders or as otherwise provided in Section 10 hereof; (f) it shall procure and maintain adequate insurance on the tangible Collateral against the risks of fire, theft and such other risks; (g) it will permit the Lenders, with or without notice, to inspect the Collateral and to make extracts from the books and records of Borrower; (h) it will join with the Lenders in doing whatever may be necessary under applicable law to perfect the Lenders’ security interest; and (i) the Lenders may at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, continuations and amendments thereto with respect to the Collateral and the Liabilities.

7.           Each Lender agrees that any security interests in the Collateral granted pursuant to this Agreement in favor of such other Lenders shall have equal priority as those granted in favor of the other Lenders.  Accordingly, Lenders agrees to cooperate in good faith with the other Lenders to jointly file any Uniform Commercial Code initial financing statements, continuations and amendments with respect to the Collateral and the Liabilities.

8.           The following shall be an Event of Default under this Agreement: (a) a breach by Borrower of any term, covenant, obligation or warranty arising under this Agreement; (b) any statement made in or pursuant to this Agreement or the Bridge Note shall prove to be untrue in any material respect, and such untruth is not attributable to the Lenders; or (c) any default shall occur under the Bridge Note.

9.           Upon the occurrence of any Event of Default, all Liabilities of the Borrower shall immediately be due and payable and the Lenders may: (a) proceed, with or without judicial process, to take possession of all or any part of the Collateral; (b) assign, transfer and deliver at any time any portion of the Collateral; (c) upon proper notice, elect to retain the Collateral in partial satisfaction of Liabilities; (d) set off against any money due from the respective Lenders, if any; and (e) pursue any remedy available to it by law or equity, including without limitation, all rights and remedies granted to a secured party under the Uniform Commercial Code in effect in the State of New York and/or under any other agreement between the Borrower and the Lenders unless otherwise stated therein.  The Borrower agrees that upon receipt of notice from the Lenders demanding possession of the Collateral, the Borrower will do everything necessary to assemble the Collateral and make it available to the Lenders at a location designated by the Lenders within five (5) days of the date of the Lenders’ request.  Any sale of the Collateral may be public or private.  Any sale or other disposition of the Collateral may, at the option of the Lenders, be for cash, for credit, for future delivery, in bulk or in parcels and with or without having the Collateral present at the sale or disposition.  The Lenders may be the purchaser at any public sale.  In the event of a sale or other disposition of the Collateral, the Lenders shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to the Liabilities.  Any required notification of a sale or other disposition of the Collateral or of any action by the Lenders will be sufficient and reasonable if given personally or received from overnight courier service not less than seven (7) days prior to the day on which the action is to be taken.

If the Collateral is or includes equipment or inventory the Borrower shall (a) keep accurate books and records with respect to the Collateral, including without limitation, maintenance records and current stock, cost and sales records accurately itemizing the types and quantities, and (b) upon request, deliver to the Lenders all evidence of ownership including certificates of title with the Lenders' interest appropriately noted on the certificate.

10.         The Lenders shall not be deemed to waive, by any act, delay, omission or otherwise, any of their rights or remedies hereunder unless such waiver is in writing and signed by the Lenders and then only to the extent specifically set forth therein.  A waiver in one event shall not be continuing or a bar to or waiver of such right or remedy on a subsequent event.  Any rights and remedies provided for in this Agreement may be exercised singly or concurrently.

11.         This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

12.         The Borrower waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of all commercial paper at any time held by the Lenders on which the Borrower is in any way liable.  The Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lenders with respect to the payment or other provisions of any such commercial paper, and to the release of any Collateral, with or without substitution, and to the release of any party against which the Borrower has a right of recourse.  The liability of the Borrower shall not be affected by the loss, theft, damage, destruction or seizure of the Collateral.

13.         This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflict of laws principles.  Borrower irrevocably agrees that any suit regarding this Note shall be brought in the state or federal courts located in New York, New York and Borrower submits to such jurisdiction.

14.         BORROWER AND THE LENDERS ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE LENDERS OR BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE LENDERS OR BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE LENDERS WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

15.         This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date and year first above written.

BORROWER:

ARTISANAL CHEESE, LLC

By:

Name: Daniel W. Dowe
Title: President

LENDER:

By:

Name: